Exhibit 10.38

AMERICAN GREETINGS CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDMENT 2013-1

This Amendment 2013-1 (the “Amendment”) to the American Greetings Corporation Second Amended and Restated Supplemental Executive Retirement Plan (the “Plan”) is made effective as of December 31, 2013 (the “Effective Date”).

WHEREAS, American Greetings Corporation (the “Company”) sponsors the Plan;

WHEREAS, pursuant to Section 8.4 of the Plan, the Company may amend, suspend, modify, discontinue, or terminate the Plan at any time; and

WHEREAS, the Company desires to freeze the Plan as of the Effective Date such that no benefits will accrue under the SERP with respect to services rendered by participants after the Effective Date.

NOW, THEREFORE, BE IT RESOLVED, that effective as of the Effective Date, the Plan is hereby amended as follows:

1. A new Article X is hereby added to the Plan to read in its entirety as follows:

“ARTICLE X

FREEZING THE PLAN

10.1	No New Participants. Notwithstanding any other provision of the Plan to the contrary, no Executive may first become a Participant in the Plan after December 31, 2013.

10.2	No Further Benefit Accruals. Notwithstanding any other provision of the Plan to the contrary, effective December 31, 2013, benefit accruals under the Plan shall cease and be frozen with respect to all Participants. Thus, without limiting the foregoing, for purposes of determining a Participant’s Accrued Benefit, Assumed Bonus Percentage, Compensation, Final Average Compensation, Plan Benefit and Service, a Participant’s earnings and periods of employment after December 31, 2013 shall not be taken into account under the Plan.

10.3	Continued Vesting in Accrued Benefit. Notwithstanding the fact that the Plan is frozen as to participation and benefit accruals effective as of December 31, 2013, for periods after December 31, 2013, a Participant shall continue to be eligible to accrue years of Service in accordance with the terms of the Plan solely for purposes of determining the Participant’s vested interest in his Accrued Benefit.”

2. Except as modified by this Amendment 2013-1, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, American Greetings Corporation has caused this Amendment to be executed on its behalf by its duly-authorized officers on this 20th day of December, 2013.

AMERICAN GREETINGS CORPORATION

By:	/s/ Brian T. McGrath

Title:	Senior Vice President - Human Resources